Exhibit 5.1
November 22, 2023
Target Corporation
1000 Nicollet Mall
Minneapolis, MN 55403-2467
Ladies and Gentlemen:
I am Executive Vice President, Chief Legal & Compliance Officer, and Corporate Secretary of Target Corporation, a Minnesota corporation (the “Corporation”), and, as such, I and the attorneys that I supervise have acted as counsel for the Corporation in the preparation of the Corporation’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed offer and sale from time to time of the following securities (the “Securities”) of the Corporation:
1.    unsecured debt securities (the “Debt Securities”);
2.    common stock, $0.0833 par value per share (the “Common Stock”);
3.    preferred stock, $0.01 par value per share (the “Preferred Stock”);
4.    depositary shares each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”);
5.    warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (collectively, the “Warrants”); and
6.    units comprised of one or more of the securities described in clauses 1 through 5 above (the “Units”).
The Debt Securities are to be issued under the Indenture, dated as of August 4, 2000, between the Corporation and The Bank of New York Mellon Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 1, 2007, between the Corporation and the Trustee and as further amended or supplemented from time to time (the “Indenture”). Each series of Preferred Stock is to be issued under the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and a certificate of designations (a “Certificate of Designations”) to be approved by the Board of Directors of the Corporation (or an authorized committee thereof) and filed with the Secretary of State of the State of Minnesota (the “Minnesota Secretary of State”). The Depositary Shares are to be issued under a deposit agreement (the “Deposit Agreement”), to be entered into by the Corporation, a depositary to be named by the Corporation (the “Depositary”), and the holders from time to time of depositary receipts evidencing the Depositary Shares. The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”), to be entered into by the Corporation and a warrant agent to be named by the Corporation (each, a “Warrant Agent”). The Units are to be issued under one or more unit agreements
1000 Nicollet Mall, Minneapolis, Minnesota 55403

November 22, 2023

(each, a “Unit Agreement”), to be entered into by the Corporation and a unit agent to be named by the Corporation (each, a “Unit Agent”).
I, or attorneys that I supervise, have examined such documents, records, and matters of law as I have deemed necessary or appropriate for the purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications, and the assumptions that follow, I am of the opinion that:
1.    with respect to any Debt Securities, upon (i) the due execution, issuance, and delivery of the Debt Securities in accordance with the terms of the Indenture and (ii) the due authentication of the Debt Securities by the Trustee in accordance with the terms of the Indenture, such Debt Securities will constitute valid and binding obligations of the Corporation;
2.    with respect to any Common Stock, upon the due execution (in the case of certificated shares) and delivery of the shares of Common Stock, such Common Stock will be validly issued, fully paid, and nonassessable;
3.    with respect to any Preferred Stock, upon (i) the due execution, delivery, and filing by the Corporation with, and recording by, the Minnesota Secretary of State of the applicable Certificate of Designations and (ii) the due execution (in the case of certificated shares) and delivery of the shares of Preferred Stock pursuant to such Certificate of Designations, such Preferred Stock will be validly issued, fully paid, and nonassessable;
4.    with respect to any Depositary Shares, upon (i) the due authorization, execution, and delivery of a Deposit Agreement establishing the terms of such Depositary Shares, (ii) deposit by the Corporation with the Depositary of shares of Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid, and nonassessable, and (iii) the due execution (in the case of certificated Depositary Shares) and delivery of depositary receipts evidencing such Depositary Shares in accordance with the terms of such Deposit Agreement, such Depositary Shares will be validly issued and the depositary receipts evidencing such Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued;
5.    with respect to any Warrants, upon (i) the due authorization, execution, and delivery of the applicable Warrant Agreement, (ii) the due execution and delivery of the related Warrants in accordance with the terms of such Warrant Agreement, and (iii) the due authentication of the related Warrants by the Warrant Agent in accordance with the terms of such Warrant Agreement, such Warrants will be valid and binding obligations of the Corporation; and
6.    with respect to any Units, upon (i) the due authorization, execution, and delivery of the applicable Unit Agreement, (ii) the due execution and delivery of the related Units in accordance with the terms of such Unit Agreement, and (iii) the due authentication of the related Units by the Unit Agent in accordance with the terms of such Unit Agreement, such Units will be valid and binding obligations of the Corporation.
The foregoing opinions assume that (i) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Corporation’s Board of Directors (or an authorized committee thereof), the Articles of Incorporation, and applicable law; (ii) the Securities will be issued (A) with respect to Debt Securities, Depositary Shares, Warrants,

November 22, 2023

and Units, upon receipt by the Corporation of such lawful consideration therefor as the Corporation’s Board of Directors (or an authorized committee thereof or certain officers authorized thereby) may determine, and (B) in the case of Common Stock and Preferred Stock, upon receipt by the Corporation of such lawful consideration therefor having a value not less than the par value per share of such stock, as applicable; (iii) the Registration Statement, and any amendments relating thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (iv) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (v) the resolutions authorizing the Corporation to issue, offer, and sell the Securities will have been adopted by the Corporation’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Corporation; (vi) the Corporation will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange, or exercise of any other Security will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (vii) all Securities will be issued in compliance with applicable federal and state securities laws; (viii) with respect to any Units, each component of such Unit will be authorized, validly issued, fully paid, and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Corporation as contemplated by the Registration Statement and the applicable Unit Agreement; (ix) with respect to any Debt Securities, the Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Trustee; and (x) any Deposit Agreement, Warrant Agreement, or Unit Agreement will be governed by and construed in accordance with the laws of the State of Minnesota.
The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium, or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.
As to facts material to the opinions and assumptions expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Corporation and others. The opinions expressed herein are limited to the laws of the State of Minnesota, as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named under the caption “Legal Opinions” in the prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

November 22, 2023

Very truly yours,

/s/ Don H. Liu
Don H. Liu
Executive Vice President,
Chief Legal & Compliance Officer, and
Corporate Secretary